Exhibit 99.1
EPR Properties Reports Fourth Quarter and 2024 Year-End Results
Introduces Earnings and Investment Spending Guidance for 2025
Announces 3.5% Increase in Monthly Dividend

Kansas City, MO, February 26, 2025 -- EPR Properties (NYSE:EPR) today announced operating results for the fourth quarter and year ended December 31, 2024 (dollars in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total revenue	$177,234	$171,981	$698,068	$705,668
Net (loss) income available to common shareholders	(14,435)	39,489	121,922	148,901
Net (loss) income available to common shareholders per diluted common share	(0.19)	0.52	1.60	1.97
Funds From Operations as adjusted (FFOAA)(1)	94,309	90,240	373,929	397,194
FFOAA per diluted common share (1)	1.23	1.18	4.87	5.18
Adjusted Funds From Operations (AFFO)(1)	94,139	88,475	371,409	400,643
AFFO per diluted common share (1)	1.22	1.16	4.84	5.22

Note: Each of the measures above include deferred rent and interest collections from cash basis customers that were recognized as revenue of $0.6 million for the three months ended December 31, 2023 and $0.6 million and $36.4 million for the years ended December 31, 2024 and 2023, respectively. No deferred rent and interest was received during the three months ended December 31, 2024.
(1) A non-GAAP financial measure.
Fourth Quarter Company Headlines
•Executes on Investment Pipeline - During the fourth quarter of 2024, the Company's investment spending totaled $49.3 million, bringing year-to-date investment spending to $263.9 million. Additionally, the Company has committed approximately $150.0 million for experiential development and redevelopment projects, which is expected to be funded over the next two years.
•Strong Liquidity Position - As of December 31, 2024, the Company had cash on hand of $22.1 million, $175.0 million outstanding on its $1.0 billion unsecured revolving credit facility and only $300.0 million of consolidated debt maturing in 2025.
•Introduces 2025 Guidance - The Company is introducing FFOAA per diluted common share guidance for 2025 of $4.94 to $5.14, representing an increase of 3.5% at the midpoint over 2024. The Company is also introducing investment spending guidance for 2025 of $200.0 million to $300.0 million and disposition proceeds guidance of $25.0 million to $75.0 million.
•Announces Increase in Monthly Dividend - Based on the Company's expectation for its financial results for 2025, the Company is announcing an increase to its monthly dividend of 3.5%.

"We were pleased to have delivered earnings growth for full year 2024, when removing the impact of the deferred rent and interest collections that boosted the prior year’s results.” stated Company Chairman and CEO Greg Silvers. “For the year, we deployed more than $263 million into accretive investments to grow our portfolio of differentiated experiential real estate. We also continued to make progress reducing our theatre and education investments and recycling those disposition proceeds into other experiential assets. Supported by our strong liquidity position and balance sheet, we have a solid pipeline of relationship-driven investment opportunities and maintain our commitment to prudent capital allocation.”

Investment Update
The Company's investment spending during the three months ended December 31, 2024 totaled $49.3 million, bringing the total investment spending for the year ended December 31, 2024 to $263.9 million. Investment spending for the quarter was primarily related to experiential build-to-suit development and redevelopment projects.

As of December 31, 2024, the Company has committed approximately $150.0 million in additional spending for experiential development and redevelopment projects, which is expected to be funded over the next two years. The Company will continue to be more selective in making investments, utilizing cash on hand, excess cash flow, disposition proceeds and borrowings under our line of credit, until such time as the Company's cost of capital improves.

Strong Liquidity Position
The Company remains focused on maintaining strong liquidity and financial flexibility. At December 31, 2024, the Company had $22.1 million of cash on hand, $175.0 million outstanding on its $1.0 billion unsecured revolving credit facility and only $300.0 million of consolidated debt maturing in 2025.

Capital Recycling and Charges
During the fourth quarter of 2024, the Company continued to make progress towards its goal of reducing its theatre and education investments with the intent of recycling proceeds from such dispositions into other experiential assets.

First, the Company completed the sale of two vacant theatre properties and one vacant early childhood education center for net proceeds totaling $9.3 million, and recognized a net gain on sale of $0.1 million for the quarter. For the year ended December 31, 2024, disposition proceeds totaled $74.4 million, and the Company recognized a net gain on sale of $16.1 million.

Second, the Company entered into contracts to sell two theatre properties leased by a smaller theatre operator and two operating theatres. The Company currently anticipates that the sales of all four properties will close in the first half of 2025, but there can be no assurance regarding the ultimate timing of such sales or that such sales will be consummated. The Company recognized non-cash impairment charges of $40.0 million related to these properties during the quarter; however, the Company intends to redeploy the proceeds from these sales into other experiential assets that will be accretive to earnings while also reducing the volatility in reported earnings associated with operating properties.

In addition, the Company made the decision during the fourth quarter of 2024 to exit its unconsolidated equity investment in an operating RV property located in Breaux Bridge, Louisiana and entered into good faith negotiations with its joint venture partners and the non-recourse debt provider to identify a path forward to remove the experiential lodging property from the Company's portfolio. The RV property underperformed expectations and would have required ongoing capital infusion to service the non-recourse debt and property operations. The Company finalized its exit from this investment on February 4, 2025. Accordingly, during the fourth quarter, upon the Company’s determination that the investment was not recoverable, the Company recognized a $16.1 million impairment charge to fully write-off its carrying value in the investment. The Company also received $1.0 million in exchange for the sale of its remaining subordinated mortgage note receivable on the property. Accordingly, during the fourth quarter of 2024, the Company recognized $10.3 million as provision for credit loss.

The Company continues to have interests in two remaining unconsolidated joint ventures that hold two operating RV properties with a total carrying value of $14.0 million at December 31, 2024.

Portfolio Update
The Company's total assets were $5.6 billion (after accumulated depreciation of approximately $1.6 billion) and total investments (a non-GAAP financial measure) were $6.9 billion at December 31, 2024, with Experiential investments totaling $6.4 billion, or 93%, and Education investments totaling $0.5 billion, or 7%.

The Company's Experiential portfolio (excluding property under development, undeveloped land inventory and the three joint venture properties noted below) consisted of the following property types (owned or financed) at December 31, 2024:
•157 theatre properties;
•58 eat & play properties (including seven theatres located in entertainment districts);
•24 attraction properties;
•11 ski properties;
•four experiential lodging properties;
•22 fitness & wellness properties;
•one gaming property; and
•one cultural property.

The Company has excluded three experiential lodging properties held in joint ventures from the property count above. One was transferred to the Company's joint venture partner as discussed above. As the Company has previously disclosed, the remaining two properties sustained significant hurricane damage and the Company continues to work in good faith with its joint venture partners, the non-recourse debt provider and insurance companies to identify a path forward, which is expected to result in the eventual removal of the properties from the Company's portfolio, although there can be no assurances as to the outcome of those discussions. Included in the property count are two experiential lodging properties held in unconsolidated joint ventures in which the Company continues to have interests.

As of December 31, 2024, the Company's wholly-owned Experiential portfolio consisted of approximately 18.8 million square feet, which includes 0.3 million square feet of vacant properties the Company intends to sell. The wholly-owned Experiential portfolio, excluding the vacant properties the Company intends to sell, was 99% leased or operated and included a total of $112.3 million in property under development and $20.2 million in undeveloped land inventory.

The Company's Education portfolio consisted of the following property types (owned or financed) at December 31, 2024:
•59 early childhood education center properties; and
•nine private school properties.

As of December 31, 2024, the Company's wholly-owned Education portfolio consisted of approximately 1.2 million square feet, which includes 13 thousand square feet for a vacant property the Company intends to sell. The wholly-owned Education portfolio, excluding the vacant property the Company intends to sell, was 100% leased.

The combined wholly-owned portfolio consisted of 19.7 million square feet and was 99% leased or operated excluding the 0.3 million square feet of vacant properties the Company intends to sell.

Dividend Information
The Company's Board of Trustees declared its monthly cash dividend to common shareholders of $0.295 per share payable April 15, 2025 to shareholders of record as of March 31, 2025. This dividend represents an annualized dividend of $3.54 per common share, an increase of 3.5% over the prior years annualized dividend (based upon the monthly dividend at the end of the prior year).

Additionally, the Company declared its regular quarterly dividends to preferred shareholders of $0.359375 per share on both the Company's 5.75% Series C cumulative convertible preferred shares and Series G cumulative redeemable preferred shares and $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares, payable April 15, 2025 to shareholders of record as of March 31, 2025.

2025 Guidance
(Dollars in millions, except per share data):

Net income available to common shareholders per diluted common share	$2.84	to	$3.04
FFOAA per diluted common share	$4.94	to	$5.14
Investment spending	$200.0	to	$300.0
Disposition proceeds	$25.0	to	$75.0

The Company is introducing its 2025 earnings guidance for FFOAA per diluted common share of $4.94 to $5.14, representing an increase of 3.5% at the midpoint over 2024. The 2025 guidance for FFOAA per diluted common share is based on an FFO per diluted common share range of $4.95 to $5.15 adjusted for transaction costs, provision (benefit) for credit losses, net, and deferred income tax benefit. FFO per diluted common share for 2025 is based on a net income available to common shareholders per diluted common share range of $2.84 to $3.04 plus estimated real estate depreciation and amortization of $2.17 and allocated share of joint venture depreciation of $0.05, less estimated gain on sale of real estate of $0.05 and the impact of Series C and Series E dilution of $0.06 (in accordance with the NAREIT definition of FFO).

Additional earnings guidance detail can be found on page 24 in the Company's supplemental information package available in the Investor Center of the Company's website located at https://investors.eprkc.com/earnings-supplementals.

Conference Call Information
Management will host a conference call to discuss the Company's financial results on February 27, 2025 at 8:30 a.m. Eastern Time. The call may also include discussion of Company developments and forward-looking and other material information about business and financial matters. The conference will be webcast and can be accessed via the Webcasts page in the Investor Center on the Company's website located at https://investors.eprkc.com/webcasts. It is recommended that you join 10 minutes prior to the start of the event (although you may register and join the webcast at any time during the call).

You may watch a replay of the webcast by visiting the Webcasts page at https://investors.eprkc.com/webcasts.

Quarterly Supplemental
The Company's supplemental information package for the fourth quarter and year ended December 31, 2024 is available in the Investor Center on the Company's website located at https://investors.eprkc.com/earnings-supplementals.

EPR Properties
Consolidated Statements of Income (Loss)
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Rental revenue	$149,116	$148,738	$585,167	$616,139
Other income	13,197	12,068	57,071	45,947
Mortgage and other financing income	14,921	11,175	55,830	43,582
Total revenue	177,234	171,981	698,068	705,668
Property operating expense	15,188	14,759	59,146	57,478
Other expense	13,437	13,539	56,877	44,774
General and administrative expense	12,233	13,765	50,096	56,442
Retirement and severance expense	—	—	1,836	547
Transaction costs	423	401	798	1,554
Provision (benefit) for credit losses, net	9,876	1,285	12,247	878
Impairment charges	39,952	2,694	51,764	67,366
Depreciation and amortization	40,995	40,692	165,733	168,033
Total operating expenses	132,104	87,135	398,497	397,072
Gain (loss) on sale of real estate	112	(3,612)	16,101	(2,197)
Income from operations	45,242	81,234	315,672	306,399
Costs associated with loan refinancing or payoff	—	—	337	—
Interest expense, net	33,472	30,337	130,810	124,858
Equity in loss from joint ventures	3,425	4,701	8,809	6,768
Impairment charges on joint ventures	16,087	—	28,217	—
(Loss) income before income taxes	(7,742)	46,196	147,499	174,773
Income tax expense	653	667	1,433	1,727
Net (loss) income	$(8,395)	$45,529	$146,066	$173,046
Preferred dividend requirements	6,040	6,040	24,144	24,145
Net (loss) income available to common shareholders of EPR Properties	$(14,435)	$39,489	$121,922	$148,901
Net (loss) income available to common shareholders of EPR Properties per share:
Basic	$(0.19)	$0.52	$1.61	$1.98

Diluted	$(0.19)	$0.52	$1.60	$1.97
Shares used for computation (in thousands):
Basic	75,733	75,330	75,636	75,260
Diluted	76,156	75,883	75,999	75,715

EPR Properties
Condensed Consolidated Balance Sheets
(Unaudited, dollars in thousands)

	December 31, 2024	December 31, 2023
Assets
Real estate investments, net of accumulated depreciation of $1,562,645 and $1,435,683 at December 31, 2024 and December 31, 2023, respectively	$4,435,358	$4,537,359
Land held for development	20,168	20,168
Property under development	112,263	131,265
Operating lease right-of-use assets	173,364	186,628
Mortgage notes and related accrued interest receivable, net of allowance for credit losses of $17,111 and $3,656 at December 31, 2024 and 2023, respectively	665,796	569,768
Investment in joint ventures	14,019	49,754
Cash and cash equivalents	22,062	78,079
Restricted cash	13,637	2,902
Accounts receivable	84,589	63,655
Other assets	75,251	61,307
Total assets	$5,616,507	$5,700,885
Liabilities and Equity
Accounts payable and accrued liabilities	$107,976	$94,927
Operating lease liabilities	212,400	226,961
Dividends payable	31,863	31,307
Unearned rents and interest	80,565	77,440
Debt	2,860,458	2,816,095
Total liabilities	3,293,262	3,246,730
Total equity	$2,323,245	$2,454,155
Total liabilities and equity	$5,616,507	$5,700,885

Non-GAAP Financial Measures

Funds From Operations (FFO), Funds From Operations As Adjusted (FFOAA) and Adjusted Funds From Operations (AFFO)
The National Association of Real Estate Investment Trusts (NAREIT) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition.

In addition to FFO, the Company presents FFOAA and AFFO. FFOAA is presented by adding to FFO retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, costs associated with loan refinancing or payoff, preferred share redemption costs and impairment of operating lease right-of-use assets and subtracting sale participation income, gain on insurance recovery and deferred income tax (benefit) expense. AFFO is presented by adding to FFOAA non-real estate depreciation and amortization, deferred financing fees amortization and share-based compensation expense to management and Trustees; and subtracting amortization of above and below market leases, net and tenant allowances, maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue (removing the impact of straight-lined ground sublease expense), the non-cash portion of mortgage and other financing income and the allocated share of joint venture non-cash items.

FFO, FFOAA and AFFO are widely used measures of the operating performance of real estate companies and are provided here as supplemental measures to GAAP net income available to common shareholders and earnings per share, and management provides FFO, FFOAA and AFFO herein because it believes this information is useful to investors in this regard. FFO, FFOAA and AFFO are non-GAAP financial measures. FFO, FFOAA and AFFO do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered alternatives to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO, FFOAA and AFFO the same way so comparisons with other REITs may not be meaningful.

The following table summarizes FFO, FFOAA and AFFO including per share amounts for FFO and FFOAA, for the three months and years ended December 31, 2024 and 2023 and reconciles such measures to net income available to common shareholders, the most directly comparable GAAP measure:

EPR Properties
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
FFO:
Net (loss) income available to common shareholders of EPR Properties	$(14,435)	$39,489	$121,922	$148,901
(Gain) loss on sale of real estate	(112)	3,612	(16,101)	2,197
Impairment of real estate investments	39,952	2,694	51,764	67,366
Real estate depreciation and amortization	40,838	40,501	165,029	167,219
Allocated share of joint venture depreciation	1,965	2,344	9,419	8,876
Impairment charges on joint ventures	16,087	—	28,217	—
FFO available to common shareholders of EPR Properties	$84,295	$88,640	$360,250	$394,559

FFO available to common shareholders of EPR Properties	$84,295	$88,640	$360,250	$394,559
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	7,752
Add: Preferred dividends for Series E preferred shares	1,938	1,938	7,752	7,752
Diluted FFO available to common shareholders of EPR Properties	$88,171	$92,516	$375,754	$410,063

FFOAA:
FFO available to common shareholders of EPR Properties	$84,295	$88,640	$360,250	$394,559
Retirement and severance expense	—	—	1,836	547
Transaction costs	423	401	798	1,554
Provision (benefit) for credit losses, net	9,876	1,285	12,247	878
Costs associated with loan refinancing or payoff	—	—	337	—
Deferred income tax benefit	(285)	(86)	(1,539)	(344)
FFOAA available to common shareholders of EPR Properties	$94,309	$90,240	$373,929	$397,194

FFOAA available to common shareholders of EPR Properties	$94,309	$90,240	$373,929	$397,194
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	7,752
Add: Preferred dividends for Series E preferred shares	1,938	1,938	7,752	7,752
Diluted FFOAA available to common shareholders of EPR Properties	$98,185	$94,116	$389,433	$412,698

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
AFFO:
FFOAA available to common shareholders of EPR Properties	$94,309	$90,240	$373,929	$397,194
Non-real estate depreciation and amortization	157	191	704	814
Deferred financing fees amortization	2,187	2,188	8,844	8,637
Share-based compensation expense to management and trustees	3,572	4,359	14,066	17,512
Amortization of above and below market leases, net and tenant allowances	(81)	(79)	(333)	(535)
Maintenance capital expenditures (1)	(1,862)	(5,015)	(7,299)	(12,399)
Straight-lined rental revenue	(3,992)	(2,930)	(17,327)	(10,591)
Straight-lined ground sublease expense	20	56	97	1,099
Non-cash portion of mortgage and other financing income	(171)	(535)	(1,984)	(1,088)
Allocated share of joint venture non-cash items	—	—	712	—
AFFO available to common shareholders of EPR Properties	$94,139	$88,475	$371,409	$400,643

AFFO available to common shareholders of EPR Properties	$94,139	$88,475	$371,409	$400,643
Add: Preferred dividends for Series C preferred shares	1,938	1,938	7,752	7,752
Add: Preferred dividends for Series E preferred shares	1,938	1,938	7,752	7,752
Diluted AFFO available to common shareholders of EPR Properties	$98,015	$92,351	$386,913	$416,147

FFO per common share:
Basic	$1.11	$1.18	$4.76	$5.24
Diluted	1.10	1.16	4.70	5.15
FFOAA per common share:
Basic	$1.25	$1.20	$4.94	$5.28
Diluted	1.23	1.18	4.87	5.18
AFFO per common share:
Basic	$1.24	$1.17	$4.91	$5.32
Diluted	1.22	1.16	4.84	5.22
Shares used for computation (in thousands):
Basic	75,733	75,330	75,636	75,260
Diluted	76,156	75,883	75,999	75,715

Weighted average shares outstanding-diluted EPS	76,156	75,883	75,999	75,715
Effect of dilutive Series C preferred shares	2,327	2,293	2,314	2,283
Effect of dilutive Series E preferred shares	1,665	1,663	1,664	1,663
Adjusted weighted average shares outstanding-diluted Series C and Series E	80,148	79,839	79,977	79,661
Other financial information:
Dividends per common share	$0.855	$0.825	$3.400	$3.300

(1) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.

The conversion of the 5.75% Series C cumulative convertible preferred shares and the 9.00% Series E cumulative convertible preferred shares would be dilutive to FFO, FFOAA and AFFO per share for the three months and years ended December 31, 2024 and 2023. Therefore, the additional common shares that would result from the conversion and the corresponding add-back of the preferred dividends declared on those shares are included in the calculation of diluted FFO, FFOAA and AFFO per share for those periods.

Net Debt
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net, and reducing debt for cash and cash equivalents on hand, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. The Company's method of calculating Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Gross Assets
Gross Assets represents total assets (reported in accordance with GAAP) adjusted to exclude accumulated depreciation and reduced by cash and cash equivalents. By excluding accumulated depreciation and reducing cash and cash equivalents, the result provides an estimate of the investment made by the Company. The Company believes that investors commonly use versions of this calculation in a similar manner. The Company's method of calculating Gross Assets may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Net Debt to Gross Assets Ratio
Net Debt to Gross Assets Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate capital structure and the magnitude of debt to gross assets. The Company believes that investors commonly use versions of this ratio in a similar manner. The Company's method of calculating the Net Debt to Gross Assets Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

EBITDAre
NAREIT developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from dispositions of real estate, impairment losses on real estate, costs associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates.

Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure because it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Adjusted EBITDAre
Management uses Adjusted EBITDAre in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDAre is useful to investors because it excludes various items that management believes are not indicative of operating performance, and because it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDAre as EBITDAre (defined above) for the quarter excluding sale participation income, gain on insurance recovery, retirement and severance expense, transaction costs, provision (benefit) for credit losses, net, impairment losses on operating lease right-of-use assets and prepayment fees.

The Company's method of calculating Adjusted EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

Net Debt to Adjusted EBITDAre Ratio
Net Debt to Adjusted EBITDAre Ratio is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate our capital structure and the magnitude of our debt against our operating performance. The Company believes that investors commonly use versions of this ratio in a similar manner. In addition, financial institutions use versions of this ratio in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating the Net Debt to Adjusted EBITDAre Ratio may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliations of debt, total assets and net income (all reported in accordance with GAAP) to Net Debt, Gross Assets, Net Debt to Gross Assets Ratio, EBITDAre, Adjusted EBITDAre and Net Debt to Adjusted EBITDAre Ratio (each of which is a non-GAAP financial measure), as applicable, are included in the following tables (unaudited, in thousands except ratios):

	December 31,
	2024	2023
Net Debt:
Debt	$2,860,458	$2,816,095
Deferred financing costs, net	19,134	25,134
Cash and cash equivalents	(22,062)	(78,079)
Net Debt	$2,857,530	$2,763,150

Gross Assets:
Total Assets	$5,616,507	$5,700,885
Accumulated depreciation	1,562,645	1,435,683
Cash and cash equivalents	(22,062)	(78,079)
Gross Assets	$7,157,090	$7,058,489

Debt to Total Assets Ratio	51%	49%
Net Debt to Gross Assets Ratio	40%	39%

	Three Months Ended December 31,
	2024	2023
EBITDAre and Adjusted EBITDAre:
Net (loss) income	$(8,395)	$45,529
Interest expense, net	33,472	30,337
Income tax expense	653	667
Depreciation and amortization	40,995	40,692
(Gain) loss on sale of real estate	(112)	3,612
Impairment of real estate investments	39,952	2,694
Allocated share of joint venture depreciation	1,965	2,344
Allocated share of joint venture interest expense	589	1,879
Impairment charges on joint ventures	16,087	—
EBITDAre	$125,206	$127,754

Transaction costs	423	401
Provision (benefit) for credit losses, net	9,876	1,285
Adjusted EBITDAre	$135,505	$129,440

Adjusted EBITDAre (annualized) (1)	$542,020	$517,760

Net Debt/Adjusted EBITDAre Ratio	5.3	5.3

(1) Adjusted EBITDA for the quarter is multiplied by four to calculate an annualized amount but does not include the annualization of investments put in service, acquired or disposed of during the quarter, as well as the potential earnings on property under development, the annualization of percentage rent and participating interest and adjustments for other items. See detailed calculation and reconciliation of Annualized Adjusted EBITDAre and Net Debt/Annualized EBITDAre ratio that includes these adjustments in the Company's Supplemental Operating and Financial Data for the quarter and year ended December 31, 2024.

Total Investments
Total investments is a non-GAAP financial measure defined as the sum of the carrying values of real estate investments (before accumulated depreciation), land held for development, property under development, mortgage notes receivable and related accrued interest receivable, net, investment in joint ventures, intangible assets, gross (before accumulated amortization and included in other assets) and notes receivable and related accrued interest receivable, net (included in other assets). Total investments is a useful measure for management and investors as it illustrates across which asset categories the Company's funds have been invested. Our method of calculating total investments may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. A reconciliation of total assets (computed in accordance with GAAP) to total investments is included in the following table (unaudited, in thousands):

	December 31, 2024	December 31, 2023
Total assets	$5,616,507	$5,700,885
Operating lease right-of-use assets	(173,364)	(186,628)
Cash and cash equivalents	(22,062)	(78,079)
Restricted cash	(13,637)	(2,902)
Accounts receivable	(84,589)	(63,655)
Add: accumulated depreciation on real estate investments	1,562,645	1,435,683
Add: accumulated amortization on intangible assets (1)	31,876	30,589
Prepaid expenses and other current assets (1)	(39,464)	(22,718)
Total investments	$6,877,912	$6,813,175

Total Investments:
Real estate investments, net of accumulated depreciation	$4,435,358	$4,537,359
Add back accumulated depreciation on real estate investments	1,562,645	1,435,683
Land held for development	20,168	20,168
Property under development	112,263	131,265
Mortgage notes and related accrued interest receivable, net	665,796	569,768
Investment in joint ventures	14,019	49,754
Intangible assets, gross (1)	64,317	65,299
Notes receivable and related accrued interest receivable, net (1)	3,346	3,879
Total investments	$6,877,912	$6,813,175

(1) Included in other assets in the accompanying consolidated balance sheet. Other assets include the following:

	December 31, 2024	December 31, 2023
Intangible assets, gross	$64,317	$65,299
Less: accumulated amortization on intangible assets	(31,876)	(30,589)
Notes receivable and related accrued interest receivable, net	3,346	3,879
Prepaid expenses and other current assets	39,464	22,718
Total other assets	$75,251	$61,307

About EPR Properties
EPR Properties (NYSE:EPR) is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues that create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have total assets of approximately $5.6 billion (after accumulated depreciation of approximately $1.6 billion) across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our guidance, our capital resources and liquidity, our pursuit of growth opportunities, the timing of transaction closings and investment spending, our ongoing negotiations to exit from certain joint ventures or the ultimate terms of any such exit, our expected cash flows, the performance of our customers, our expected cash collections and our results of operations and financial condition. The forward-looking statements presented herein are based on the Company's current expectations. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance that the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 816-472-1700
www.eprkc.com